UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2007

TURBOCHEF TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)           Appointment of Certain Officers

The Company’s Board of Directors approved the appointment of J. Miguel Fernandez de Castro, age 35, as Vice President and Chief Financial Officer and the principal financial and accounting officer of the Company, and he accepted the position on October 17, 2007.  Mr. Fernandez has been Vice President, Finance of the Company and the Company’s Controller since April 2004.  Prior to joining the Company, he was Controller of PracticeWorks, a dental information management software division of The Eastman Kodak Company.  Mr. Fernandez served as PracticeWorks’ Director of Financial Reporting from 2000 to 2003 prior to its acquisition by Kodak, during which time PracticeWorks was a publicly-traded company.  From 1996 to 2000, he was employed by BDO Seidman, LLP in their audit services group.  Mr. Fernandez is a Certified Public Accountant and received B.A. degrees in Economics and Spanish and a Masters degree in Accounting from the University of North Carolina at Chapel Hill.

In connection with his new appointment, the Company and Mr. Fernandez agreed to amend and restate his employment agreement.  His new agreement continues until January 1, 2010, at which time it automatically renews for an additional year, and thereafter for an additional year each such anniversary unless notice of non-renewal is given at least six months in advance.  The employment agreement provides for an initial annual base salary of $200,000 and severance compensation equal to three times the annual base salary and benefits if employment is terminated without cause in connection with a change of control, or one times annual base salary and benefits if employment is terminated by the Company for any other reason except cause, or by the executive for good reason, as therein defined.  The agreement provides for a possible adjustment to the base salary each year beginning January 1, 2009 based on changes in the Consumer Price Index.  The agreement entitles the executive to participate in our employee benefit programs and provides for other customary benefits.  Mr. Fernandez is eligible under the agreement for a discretionary bonus based upon performance and achievement of key Company objectives.  The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code.  Finally, the employment agreement prohibits the executive from engaging in certain activities which compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.

(Registrant)

By: /s/Dennis J. Stockwell

Date: October 19, 2007	Vice President and General Counsel